UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 11, 2013

AMC ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

920 Main Street, Kansas City, Missouri 64105
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On April 11, 2013, AMC Entertainment Inc. (the “Company”) announced that the Company has commenced the marketing of a new $925 million senior secured credit facility (the “Proposed Credit Facility”).  The Proposed Credit Facility is expected to be comprised of a $150 million revolving credit facility, which would mature in 2018, and a $775 million term loan, which would mature in 2020.

The Company expects to use the proceeds from the Proposed Credit Facility (i) to refinance its existing senior secured credit facility, comprised of a $192.5 million revolving credit facility and $760.4 million senior secured term loans, and (ii) for general corporate purposes, including the payment of financing costs and other expenses in connection with the Proposed Credit Facility and related transactions.  The closing of the Proposed Credit Facility is subject to successful marketing and other conditions, and there can be no assurance that the Company will be able to enter into the Proposed Credit Facility or complete the refinancing of its existing senior secured credit facility.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: April 11, 2013	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer